Exhibit 5.1

Dr. Thomas U. Reutter Rechtsanwalt, LL.M., lic. oec. HSG +41 58 261 50 00 thomas.reutter@baerkarrer.ch

A	Novartis AG

Lichtstrasse 35

4056 Basel

Switzerland

Zurich, 19 November 2020

Novartis AG: Legal opinion on the treasury shares of Novartis AG in connection with the Novartis AG Long Term Incentive Plan, the Novartis AG Deferred Share Bonus Plan and the Novartis Corporation 2011 Stock Incentive Plan for North American Employees

Dear Sir or Madam,

We have been asked to issue a legal opinion letter as special Swiss legal counsel to Novartis AG, Lichtstrasse 35, 4056 Basel, Switzerland, Swiss business identification number CHE-103.867.266 (the "Company"), in connection with the registration statement of the Company on Form S-8 (the "Registration Statement") relating to the Plan (as defined below), being filed with the Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") regarding the registration of 52,200,000 existing shares in Novartis AG with a nominal value of CHF 0.50 each (the "Shares") held in treasury or to be acquired by way of repurchases of existing Shares in the market by the Company or its subsidiaries (the "Treasury Shares"). You have instructed us that the Treasury Shares to be registered under the Registration Statement will consist of Treasury Shares already validly in issue as of the date of this opinion that are held or will be acquired by the Company or its subsidiaries (the "Instructions").

All capitalized terms used in this legal opinion letter shall have the meaning as defined herein.

Bär & Karrer 19 November 2020	2

I	Documents

In arriving at the opinions expressed in section III below, we have exclusively reviewed and relied on the following documents, the sufficiency of which we confirm for purposes of this legal opinion letter (the documents referred to in this section I collectively the "Documents" and any individual document thereof a "Document"):

a)	an excerpt from the commercial register of the Canton of Basel-Stadt, Switzerland, in relation to the Company, certified by said register to be up-to-date as of 12 November 2020;

b)	a copy of the articles of association dated 28 February 2020 of the Company, certified by the commercial register of the Canton of Basel-Stadt, Switzerland, to be up-to-date as of 12 November 2020; and

c)	electronic copies of the Novartis AG Long Term Incentive Plan as adopted by the board of directors of the Company (the "Board of Directors") on 22 January 2014 in the version effective in relation to awards made on or after 1 January 2021, the Novartis AG Deferred Share Bonus Plan as adopted by the Board of Directors on 22 January 2014 in the version effective in relation to awards made on or after 1 January 2021 and the Novartis Corporation 2011 Stock Incentive Plan for North American Employees as amended and restated in the version effective as of 20 November 2020.

II	Assumptions

In arriving at the opinions expressed in section III below, we have assumed (without verification) cumulatively that:

a)	the information set out in the Documents and the Instructions are true, accurate, complete and up-to-date as of the date of this legal opinion letter and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this legal opinion letter;

b)	the Documents submitted to us as (hard or electronic) copies are complete and conform to the original document;

c)	all signatures and seals on any Document are genuine;

d)	where a name is indicated (in print or in handwriting) next to a signature appearing on any Document, the signature has been affixed by the person whose name is indicated, and where no name is indicated (in print or in handwriting) next to a signature appearing on any Document, the relevant Documents have been duly signed by authorized signatories; and

e)	to the extent any authorizations, approvals, consents, licenses, exemptions or other requirements (collectively the "Authorizations") had or will have to be obtained outside Switzerland in connection with the allocation of the Treasury Shares, such Authorizations have been obtained or fulfilled or will be obtained or fulfilled in due time, and have remained or will remain in full force and effect at all times.

Bär & Karrer 19 November 2020	3

III	Opinion

Based upon the foregoing, and subject to the qualifications and reliance limitations set out in section IV and section V below, we are of the opinion that under the laws of Switzerland as currently in force and interpreted:

a)	the Company is a stock corporation (Aktiengesellschaft) duly organized and validly existing under the laws of Switzerland, with corporate power and authority to conduct its business; and

b)	the Treasury Shares are validly issued, fully paid in as to their nominal value and non-assessable (i.e. no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

IV	Qualifications

The opinions given under section III above are each subject to the following cumulative qualifications:

a)	The opinions expressed herein are strictly limited to matters governed by the laws of Switzerland and thus to opinions on certain Swiss law matters.

b)	The opinions expressed herein are based on and subject to the laws of Switzerland as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter, and where this legal opinion letter refers to "Swiss law" or "the laws of Switzerland", it solely refers to Swiss law as in force and generally interpreted based on available legal sources as of the date of this legal opinion letter. Such laws are subject to change.

c)	We have made no investigation of the laws of any other jurisdiction (but the laws of Switzerland) as a basis for this legal opinion letter and do not express or imply any opinion thereon.

d)	The opinions expressed herein relate only to legal matters explicitly covered by this legal opinion letter (taking into account cumulatively all assumptions and qualifications) and no opinion is given by implication or otherwise on any other matter.

Bär & Karrer 19 November 2020	4

e)	In issuing this legal opinion letter, we based ourselves solely on the Documents and Instructions and were not instructed to, and did not, make any further independent search or due diligence; we do not opine as to any facts or circumstances occurring or coming to our attention subsequently to the date hereof.

f)	The assumptions and qualifications apply to all opinions expressed in this legal opinion letter.

g)	We express no opinion herein as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

h)	We express no opinion herein as to regulatory matters or as to any commercial, accounting, calculating, auditing, tax, or other non-corporate law matter.

i)	In this opinion, Swiss legal concepts are expressed in English terms and not in any official Swiss language; these concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

V	Reliance

We hereby consent to the filing of this legal opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit or imply that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

This legal opinion letter is furnished by us, as special Swiss legal counsel to the Company, in connection with the filing of the Registration Statement. Without our prior consent, it may not be used by, copied by, circulated by, quoted by, referred to, or disclosed to any party or for any purpose, except for such filing or in connection with any reliance by investors on such opinion pursuant to US securities laws.

Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

This legal opinion letter shall be governed by and construed in accordance with the laws of Switzerland. This legal opinion letter may only be relied upon on the express condition that any issues of interpretation arising hereunder will be governed by the laws of Switzerland.

Yours faithfully,

/s/ Bär & Karrer AG

Bär & Karrer AG